As filed with the Securities and Exchange Commission on August 3, 2012

Registration No. 333-180615

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

To

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BLOOMIN’ BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5812	20-8023465
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2202 North West Shore Boulevard, Suite 500 Tampa, Florida 33607 (813) 282-1225 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph J. Kadow

Executive Vice President and Chief Legal Officer

Bloomin’ Brands, Inc.

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607

(813) 282-1225

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
John M. Gherlein Janet A. Spreen Baker & Hostetler LLP PNC Center 1900 East 9th Street Cleveland, Ohio 44114 Telephone: (216) 621-0200 Facsimile: (216) 696-0740	Keith F. Higgins Marko S. Zatylny Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199-3600 Telephone: (617) 951-7000 Facsimile: (617) 951-7050

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Part II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority filing fee.

SEC Registration Fee	$42,362
Financial Industry Regulatory Authority, Inc. Filing Fee	35,000
Listing Fee	200,000
Blue Sky Fees and Expenses	5,000
Printing and Engraving	650,000
Legal Fees and Expenses	1,630,000
Accounting Fees and Expenses	790,000
Transfer Agent and Registrar Fees	15,000
Miscellaneous	822,638

Total	$4,190,000

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated bylaws will authorize the indemnification of its officers and directors, consistent with Section 145 of the Delaware General Corporation Law, as amended. The Registrant intends to enter into indemnification agreements with each of its directors and executive officers. These agreements, among other things, will require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including advancement of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Equity Securities

During the year ended December 31, 2009, we granted to certain eligible participants 4,350,000 options to purchase our common stock with an exercise price of $6.50 and 1,043,124 options to purchase our common stock with an exercise price of $10.00 under our Equity Plan. The options were issued without registration in reliance on the exemption afforded by Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering, or Rule 701 promulgated under the Securities Act, as a transaction pursuant to a compensatory benefit plan.

During the year ended December 31, 2010, we granted to certain eligible participants 1,026,110 options to purchase our common stock with an exercise price of $6.50 and 51,249 options to purchase our common stock with an exercise price of $10.00 under our Equity Plan. The options were issued without registration in reliance on the exemption afforded by Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering, or Rule 701 promulgated under the Securities Act, as a transaction pursuant to a compensatory benefit plan.

In March 2010, we offered all active employees the opportunity to exchange outstanding stock options with a $10.00 exercise price for the same number of replacement stock options with a $6.50 exercise price. The replacement stock options were awarded on April 6, 2010 following completion of the exchange offer, have an exercise price of $6.50 per share, and have new vesting provisions. In aggregate there were 3,874,949 stock options eligible for exchange, all of which were tendered and accepted for exchange in the exchange offer. The original options were cancelled following the expiration of the offer. No consideration was paid to us by any recipient. The replacement stock options were issued without registration in reliance on the exemptions afforded by Section 3(a)(9) of the Securities Act, as an exchange by the issuer with its existing security holders without commission.

During the year ended December 31, 2011, we granted to certain eligible participants 131,000 options to purchase our common stock with an exercise price of $6.50. These options were later cancelled and reissued with an exercise price of $10.03. In addition, we also granted to such participants 1,775,447 options to purchase our common stock with an exercise price of $10.03 under our Equity Plan. The options were issued without registration in reliance on the exemption afforded by Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering, or Rule 701 promulgated under the Securities Act, as a transaction pursuant to a compensatory benefit plan.

During the period beginning January 1, 2012 through July 15, 2012, we granted to certain eligible participants 35,000 options to purchase our common stock with an exercise price of $10.03, 20,000 options to purchase our common stock with an exercise price of $12.02, and 600,000 options to purchase our common stock with an exercise price of $14.58 under our Equity Plan. In addition, we granted to certain eligible participants 260,859 shares of restricted stock under our Equity Plan during this period. The options and shares of restricted stock were issued without registration in reliance on the exemption afforded by Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering, or Rule 701 promulgated under the Securities Act, as a transaction pursuant to a compensatory benefit plan.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement

3.1*	Form of Second Amended and Restated Certificate of Incorporation of Bloomin’ Brands, Inc. (to be in effect prior to the completion of the offering made under this Registration Statement)

3.2*	Form of Second Amended and Restated Bylaws of Bloomin’ Brands, Inc. (to be in effect prior to the completion of the offering being made under this Registration Statement)

4.1*	Form of Common Stock Certificate

4.2*	Indenture dated as of June 14, 2007 among OSI Restaurant Partners, LLC, OSI Co-Issuer, Inc., the Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee

4.3*	Form of 10% Senior Notes due 2015 (contained in Exhibit 4.2)

4.4*	Agreement of Resignation, Appointment and Acceptance, dated as of February 5, 2009 by and among OSI Restaurant Partners, LLC, a Delaware limited liability company, OSI Co-Issuer, Inc., a Delaware corporation, HSBC Bank USA, National Association, a national banking association and Wells Fargo Bank, National Association, a national banking association

4.5*	Form of Amended and Restated Registration Rights Agreement among Bloomin’ Brands, Inc. and certain stockholders of Bloomin’ Brands, Inc.

5.1*	Opinion of Baker & Hostetler LLP

10.1*	Kangaroo Holdings, Inc. 2007 Equity Incentive Plan, as amended

10.2*	Bloomin’ Brands, Inc. 2012 Incentive Award Plan

10.3*	Unrestricted Stock Rollover Agreement dated June 14, 2007 between Kangaroo Holdings, Inc. and Steven T. Shlemon or his affiliates

10.4*	Employee Rollover Agreement for conversion of OSI Restaurant Partners, Inc. restricted stock to Kangaroo Holdings, Inc. restricted stock entered into by the individuals listed on Schedule 1 thereto

10.5*	Founder Rollover Agreement dated June 14, 2007 between Kangaroo Holdings, Inc. and certain rollover investors of Kangaroo Holdings, Inc. listed on Schedule 1 thereto

Exhibit Number	Description of Exhibits

10.6*	Royalty Agreement dated April 1995 among Carrabba’s Italian Grill, Inc., Outback Steakhouse, Inc., Mangia Beve, Inc., Carrabba, Inc., Carrabba Woodway, Inc., John C. Carrabba, III, Damian C. Mandola, and John C. Carrabba, Jr., as amended by First Amendment to Royalty Agreement dated January 1997 and Second Amendment to Royalty Agreement made and entered into effective April 7, 2010 by and among Carrabba’s Italian Grill, LLC, OSI Restaurant Partners, LLC, Mangia Beve, Inc., Mangia Beve II, Inc., Original, Inc., Voss, Inc., John C. Carrabba, III, Damian C. Mandola, and John C. Carrabba, Jr.

10.7*	Joint Venture Agreement of Roy’s/Outback dated June 17, 1999 between OS Pacific, Inc., a wholly-owned subsidiary of Outback Steakhouse, Inc., and Roy’s Holdings, Inc., as amended by First Amendment to Joint Venture Agreement dated October 31, 2000, effective for all purposes as of June 17, 1999, between RY-8, Inc., a Hawaii corporation, being a wholly owned subsidiary of Roy’s Holding’s, Inc., and OS Pacific, Inc., a Florida corporation, being a wholly owned subsidiary of Outback Steakhouse, Inc.

10.8*	Amended and Restated Operating Agreement for OSI/Fleming’s, LLC made as of June 4, 2010 by and among OS Prime, LLC, a wholly-owned subsidiary of OSI Restaurant Partners, LLC, FPSH Limited Partnership and AWA III Steakhouses, Inc.

10.9*	Credit Agreement dated as of June 14, 2007 among OSI Restaurant Partners, LLC, as Borrower, OSI HoldCo, Inc., the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International,” New York Branch, LaSalle Bank, N.A., Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents, as amended by First Amendment to Credit Agreement dated as of January 28, 2010 and entered into by and among OSI Restaurant Partners, LLC, the Borrower, OSI HoldCo, Inc., Deutsche Bank AG New York Branch, as Administrative Agent, the Lenders party thereto, and, for purposes of Section IV, the Guarantors listed on the signature pages

10.10*	Loan and Security Agreement, dated March 27, 2012, between New Private Restaurant Properties, LLC, as borrower, and German American Capital Corporation and Bank of America, N.A., collectively as lender[1]

10.11*	Mezzanine Loan and Security Agreement (First Mezzanine), dated March 27, 2012, between New PRP Mezz 1, LLC, as borrower, and German American Capital Corporation and Bank of America, N.A., collectively as lender

10.12*	Mezzanine Loan and Security Agreement (Second Mezzanine), dated March 27, 2012, between New PRP Mezz 2, LLC, as borrower, and German American Capital Corporation and Bank of America, N.A., collectively, as lender

10.13*	Environmental Indemnity, dated March 27, 2012, by OSI HoldCo I, Inc. for the benefit of German American Capital Corporation and Bank of America, N.A.

10.14*	Environmental Indemnity, dated March 27, 2012, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.15*	Environmental Indemnity, dated March 27, 2012, by PRP Holdings, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.16*	Environmental Indemnity (First Mezzanine), dated March 27, 2012, by OSI HoldCo I, Inc. for the benefit of German American Capital Corporation and Bank of America, N.A.

10.17*	Environmental Indemnity (First Mezzanine), dated March 27, 2012, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

Exhibit Number	Description of Exhibits

10.18*	Environmental Indemnity (First Mezzanine), dated March 27, 2012, by PRP Holdings, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.19*	Environmental Indemnity (Second Mezzanine), dated March 27, 2012, by OSI HoldCo I, Inc. for the benefit of German American Capital Corporation and Bank of America, N.A.

10.20*	Environmental Indemnity (Second Mezzanine), dated March 27, 2012, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.21*	Environmental Indemnity (Second Mezzanine), dated March 27, 2012, by PRP Holdings, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.22*	Guaranty of Recourse Obligations, dated March 27, 2012, by OSI HoldCo I, Inc. to and for the benefit of German American Capital Corporation and Bank of America, N.A.

10.23*	Guaranty of Recourse Obligations (First Mezzanine), dated March 27, 2012, by OSI HoldCo I, Inc. to and for the benefit of German American Capital Corporation and Bank of America, N.A.

10.24*	Guaranty of Recourse Obligations (Second Mezzanine), dated March 27, 2012, by OSI HoldCo I, Inc. to and for the benefit of German American Capital Corporation and Bank of America, N.A.

10.25*	Subordination, Non-Disturbance and Attornment Agreement (New Private Restaurant Properties, LLC), dated March 27, 2012, by and between Bank of America, N.A., German American Capital Corporation, Private Restaurant Master Lessee, LLC and New Private Restaurant Properties, LLC, with the acknowledgement, consent and limited agreement of OSI Restaurant Partners, LLC

10.26*	Amended and Restated Master Lease Agreement, dated March 27, 2012, between New Private Restaurant Properties, LLC, as landlord, and Private Restaurant Master Lessee, LLC, as tenant[1]

10.27*	Amended and Restated Guaranty, dated March 27, 2012, by OSI Restaurant Partners, LLC to and for the benefit of New Private Restaurant Properties, LLC

10.28*	Amended and Restated Employment Agreement dated June 14, 2007, between Dirk A. Montgomery and OSI Restaurant Partners, LLC, as amended on January 1, 2009, December 30, 2010, January 1, 2012 and January 10, 2012

10.29*	Amended and Restated Employment Agreement dated June 14, 2007, between Joseph J. Kadow and OSI Restaurant Partners, LLC, as amended on January 1, 2009, June 12, 2009, December 30, 2010 and December 16, 2011

10.30*	Employment Agreement dated June 14, 2007, between Robert D. Basham and OSI Restaurant Partners, LLC, as amended on January 1, 2009

10.31*	Employment Agreement dated June 14, 2007, between Chris T. Sullivan and OSI Restaurant Partners, LLC, as amended on January 1, 2009

10.32*	Officer Employment Agreement dated January 23, 2008 and effective April 12, 2007 by and among Jeffrey S. Smith and Outback Steakhouse of Florida, LLC, as amended on January 1, 2009 and January 1, 2012

10.33*	Officer Employment Agreement amended November 1, 2006 and effective April 27, 2000, by and among Steven T. Shlemon and Carrabba’s Italian Grill, Inc., as amended on January 1, 2012

10.34*	Officer Employment Agreement made and entered into effective August 1, 2001, by and among John W. Cooper and Bonefish Grill, Inc., as amended on January 1, 2012

10.35*	Assignment and Amendment and Restatement of Officer Employment Agreement made and entered into March 26, 2009 and effective as of February 5, 2008, by and among Jody Bilney and Outback Steakhouse of Florida, LLC and OSI Restaurant Partners, LLC, as amended on January 1, 2012

Exhibit Number	Description of Exhibits

10.36*	Employment Agreement, as amended and restated as of December 31, 2009, by and between Elizabeth A. Smith and OSI Restaurant Partners, LLC, as amended on January 1, 2011 and February 2, 2012

10.37*	Officer Employment Agreement made and entered into August 16, 2010 and effective for all purposes as of August 16, 2010 by and among David A. Pace and OSI Restaurant Partners, LLC

10.38*	Amended and Restated Officer Employment Agreement, effective September 12, 2011, by and among David Berg, OS Management, Inc. and Outback Steakhouse International, L.P., as amended on January 1, 2012

10.39*	Form of Bloomin’ Brands, Inc. Indemnification Agreement by and between Bloomin’ Brands, Inc. and each member of its board of directors and each of its executive officers

10.40*	Option Agreement, dated November 16, 2009, by and between Kangaroo Holdings, Inc. and Elizabeth A. Smith, as amended December 31, 2009

10.41*	Option Agreement, dated July 1, 2011, by and between Kangaroo Holdings, Inc. and Elizabeth A. Smith

10.42*	Form of Option Agreement for Options under the Kangaroo Holdings, Inc. 2007 Equity Incentive Plan

10.43*	Bloomin’ Brands, Inc. Executive Severance and Change in Control Plan

10.44*	Retention Bonus Agreement, dated November 2, 2009, between Kangaroo Holdings, Inc. and Elizabeth A. Smith

10.45*	Bonus Agreement, dated December 31, 2009, between Kangaroo Holdings, Inc. and Elizabeth A. Smith

10.46*	OSI Restaurant Partners, LLC HCE Deferred Compensation Plan effective October 1, 2007

10.47*	Split Dollar Agreement dated August 12, 2008, by and between OSI Restaurant Partners, LLC (formerly known as Outback Steakhouse, Inc.) and Dirk A. Montgomery, Trustee of the Dirk A. Montgomery Revocable Trust dated April 12, 2001

10.48*	Split Dollar Agreement dated August 12, 2008 and effective March 30, 2006, by and between OSI Restaurant Partners, LLC (formerly known as Outback Steakhouse, Inc.) and Joseph J. Kadow

10.49*	Split Dollar Agreement dated August 19, 2008 and effective August 2005, by and between OSI Restaurant Partners, LLC (formerly known as Outback Steakhouse, Inc.) and Richard Danker, Trustee of Robert D. Basham Irrevocable Trust Agreement of 1999 dated December 20, 1999

10.50*	Split Dollar Agreement dated December 18, 2008 and effective August 18, 2005, by and between OSI Restaurant Partners, LLC (formerly known as Outback Steakhouse, Inc.) and Shamrock PTC, LLC, Trustee of the Chris Sullivan 2008 Insurance Trust dated July 17, 2008 and William T. Sullivan, Trustee of the Chris Sullivan Non-exempt Irrevocable Trust dated January 5, 2000 and the Chris Sullivan Exempt Irrevocable Trust dated January 5, 2000

10.51*	Lease, dated June 14, 2007, between OS Southern, LLC and Selmon’s/Florida-I, Limited Partnership (predecessor to MVP LRS, LLC)

10.52*	Lease, dated June 14, 2007, between OS Southern, LLC and Selmon’s/Florida-I, Limited Partnership (predecessor to MVP LRS, LLC), as amended May 27, 2010

10.53*	Officer Employment Agreement, made and entered into effective May 7, 2012, by and among David Deno and OSI Restaurant Partners, LLC

Exhibit Number	Description of Exhibits

10.54*	Management Agreement, dated June 14, 2007, by and among Kangaroo Management Company I, LLC, Kangaroo Holdings, Inc. and the subsidiaries of Kangaroo Holdings, Inc. set forth on the signature page thereto, as amended May 10, 2012

10.55*	Amendment to Bonus Agreements, dated May 10, 2012, by and between Elizabeth A. Smith and Bloomin’ Brands, Inc.

10.56*	Form of Stockholders Agreement among Bloomin’ Brands, Inc. and certain stockholders of Bloomin’ Brands, Inc.

21.1*	Subsidiaries of the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Ernst & Young Terco

23.3*	Consent of Baker & Hostetler LLP (included in the opinion to be filed as Exhibit 5.1 hereto)

24.1*	Power of Attorney

*	Previously filed
[1]	Portions of Exhibits 10.10 and 10.26 have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules

The following financial statement schedule is filed as part of this registration statement on page S-1 of the prospectus: Schedule II—Valuation and Qualifying Accounts for the years ended December 31, 2011, 2010 and 2009. All other schedules are omitted because they are not applicable or the required information is included in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 3, 2012.

BLOOMIN’ BRANDS, INC.

By:	/s/ Elizabeth A. Smith
Name:	Elizabeth A. Smith
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Elizabeth A. Smith Elizabeth A. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2012

* David J. Deno	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2012

* Chris T. Sullivan	Director	August 3, 2012

* Robert D. Basham	Director	August 3, 2012

* Andrew B. Balson	Director	August 3, 2012

* J. Michael Chu	Director	August 3, 2012

Signature	Title	Date

* Philip H. Loughlin	Director	August 3, 2012

* Mark E. Nunnelly	Director	August 3, 2012

* John J. Mahoney	Director	August 3, 2012

*BY:	/s/ Joseph J. Kadow
Joseph J. Kadow, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement

3.1*	Form of Second Amended and Restated Certificate of Incorporation of Bloomin’ Brands, Inc. (to be in effect prior to the completion of the offering made under this Registration Statement)

3.2*	Form of Second Amended and Restated Bylaws of Bloomin’ Brands, Inc. (to be in effect prior to the completion of the offering being made under this Registration Statement)

4.1*	Form of Common Stock Certificate

4.2*	Indenture dated as of June 14, 2007 among OSI Restaurant Partners, LLC, OSI Co-Issuer, Inc., the Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee

4.3*	Form of 10% Senior Notes due 2015 (contained in Exhibit 4.2)

4.4*	Agreement of Resignation, Appointment and Acceptance, dated as of February 5, 2009 by and among OSI Restaurant Partners, LLC, a Delaware limited liability company, OSI Co-Issuer, Inc., a Delaware corporation, HSBC Bank USA, National Association, a national banking association and Wells Fargo Bank, National Association, a national banking association

4.5*	Form of Amended and Restated Registration Rights Agreement among Bloomin’ Brands, Inc. and certain stockholders of Bloomin’ Brands, Inc.

5.1*	Opinion of Baker & Hostetler LLP

10.1*	Kangaroo Holdings, Inc. 2007 Equity Incentive Plan, as amended

10.2*	Bloomin’ Brands, Inc. 2012 Incentive Award Plan

10.3*	Unrestricted Stock Rollover Agreement dated June 14, 2007 between Kangaroo Holdings, Inc. and Steven T. Shlemon or his affiliates

10.4*	Employee Rollover Agreement for conversion of OSI Restaurant Partners, Inc. restricted stock to Kangaroo Holdings, Inc. restricted stock entered into by the individuals listed on Schedule 1 thereto

10.5*	Founder Rollover Agreement dated June 14, 2007 between Kangaroo Holdings, Inc. and certain rollover investors of Kangaroo Holdings, Inc. listed on Schedule I thereto

10.6*	Royalty Agreement dated April 1995 among Carrabba’s Italian Grill, Inc., Outback Steakhouse, Inc., Mangia Beve, Inc., Carrabba, Inc., Carrabba Woodway, Inc., John C. Carrabba, III, Damian C. Mandola, and John C. Carrabba, Jr., as amended by First Amendment to Royalty Agreement dated January 1997 and Second Amendment to Royalty Agreement made and entered into effective April 7, 2010 by and among Carrabba’s Italian Grill, LLC, OSI Restaurant Partners, LLC, Mangia Beve, Inc., Mangia Beve II, Inc., Original, Inc., Voss, Inc., John C. Carrabba, III, Damian C. Mandola, and John C. Carrabba, Jr.

10.7*	Joint Venture Agreement of Roy’s/Outback dated June 17, 1999 between OS Pacific, Inc., a wholly-owned subsidiary of Outback Steakhouse, Inc., and Roy’s Holdings, Inc., as amended by First Amendment to Joint Venture Agreement dated October 31, 2000, effective for all purposes as of June 17, 1999, between RY-8, Inc., a Hawaii corporation, being a wholly owned subsidiary of Roy’s Holding’s, Inc., and OS Pacific, Inc., a Florida corporation, being a wholly owned subsidiary of Outback Steakhouse, Inc.

10.8*	Amended and Restated Operating Agreement for OSI/Fleming’s, LLC made as of June 4, 2010 by and among OS Prime, LLC, a wholly-owned subsidiary of OSI Restaurant Partners, LLC, FPSH Limited Partnership and AWA III Steakhouses, Inc.

Exhibit Number	Description of Exhibits

10.9*	Credit Agreement dated as of June 14, 2007 among OSI Restaurant Partners, LLC, as Borrower, OSI HoldCo, Inc., the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International,” New York Branch, LaSalle Bank, N.A., Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents, as amended by First Amendment to Credit Agreement dated as of January 28, 2010 and entered into by and among OSI Restaurant Partners, LLC, the Borrower, OSI HoldCo, Inc., Deutsche Bank AG New York Branch, as Administrative Agent, the Lenders party thereto, and, for purposes of Section IV, the Guarantors listed on the signature pages

10.10*

Loan and Security Agreement, dated March 27, 2012, between New Private Restaurant Properties, LLC, as borrower, and German American Capital Corporation and Bank of America, N.A., collectively as lender[1]

10.11*

Mezzanine Loan and Security Agreement (First Mezzanine), dated March 27, 2012, between New PRP Mezz 1, LLC, as borrower, and German American Capital Corporation and Bank of America, N.A., collectively as lender

10.12*	Mezzanine Loan and Security Agreement (Second Mezzanine), dated March 27, 2012, between New PRP Mezz 2, LLC, as borrower, and German American Capital Corporation and Bank of America, N.A., collectively, as lender

10.13*	Environmental Indemnity, dated March 27, 2012, by OSI HoldCo I, Inc. for the benefit of German American Capital Corporation and Bank of America, N.A.

10.14*

Environmental Indemnity, dated March 27, 2012, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.15*	Environmental Indemnity, dated March 27, 2012, by PRP Holdings, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.16*	Environmental Indemnity (First Mezzanine), dated March 27, 2012, by OSI HoldCo I, Inc. for the benefit of German American Capital Corporation and Bank of America, N.A.

10.17*

Environmental Indemnity (First Mezzanine), dated March 27, 2012, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.18*	Environmental Indemnity (First Mezzanine), dated March 27, 2012, by PRP Holdings, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.19*	Environmental Indemnity (Second Mezzanine), dated March 27, 2012, by OSI HoldCo I, Inc. for the benefit of German American Capital Corporation and Bank of America, N.A.

10.20*	Environmental Indemnity (Second Mezzanine), dated March 27, 2012, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.21*	Environmental Indemnity (Second Mezzanine), dated March 27, 2012, by PRP Holdings, LLC for the benefit of German American Capital Corporation and Bank of America, N.A.

10.22*	Guaranty of Recourse Obligations, dated March 27, 2012, by OSI HoldCo I, Inc. to and for the benefit of German American Capital Corporation and Bank of America, N.A.

10.23*	Guaranty of Recourse Obligations (First Mezzanine), dated March 27, 2012, by OSI HoldCo I, Inc. to and for the benefit of German American Capital Corporation and Bank of America, N.A.

Exhibit Number	Description of Exhibits

10.24*	Guaranty of Recourse Obligations (Second Mezzanine), dated March 27, 2012, by OSI HoldCo I, Inc. to and for the benefit of German American Capital Corporation and Bank of America, N.A.

10.25*	Subordination, Non-Disturbance and Attornment Agreement (New Private Restaurant Properties, LLC), dated March 27, 2012, by and between Bank of America, N.A., German American Capital Corporation, Private Restaurant Master Lessee, LLC and New Private Restaurant Properties, LLC, with the acknowledgement, consent and limited agreement of OSI Restaurant Partners, LLC

10.26*	Amended and Restated Master Lease Agreement, dated March 27, 2012, between New Private Restaurant Properties, LLC, as landlord, and Private Restaurant Master Lessee, LLC, as tenant[1]

10.27*	Amended and Restated Guaranty, dated March 27, 2012, by OSI Restaurant Partners, LLC to and for the benefit of New Private Restaurant Properties, LLC

10.28*	Amended and Restated Employment Agreement dated June 14, 2007, between Dirk A. Montgomery and OSI Restaurant Partners, LLC, as amended on January 1, 2009, December 30, 2010, January 1, 2012 and January 10, 2012

10.29*	Amended and Restated Employment Agreement dated June 14, 2007, between Joseph J. Kadow and OSI Restaurant Partners, LLC, as amended on January 1, 2009, June 12, 2009, December 30, 2010 and December 16, 2011

10.30*	Employment Agreement dated June 14, 2007, between Robert D. Basham and OSI Restaurant Partners, LLC, as amended on January 1, 2009

10.31*	Employment Agreement dated June 14, 2007, between Chris T. Sullivan and OSI Restaurant Partners, LLC, as amended on January 1, 2009

10.32*	Officer Employment Agreement dated January 23, 2008 and effective April 12, 2007 by and among Jeffrey S. Smith and Outback Steakhouse of Florida, LLC, as amended on January 1, 2009 and January 1, 2012

10.33*	Officer Employment Agreement amended November 1, 2006 and effective April 27, 2000, by and among Steven T. Shlemon and Carrabba’s Italian Grill, Inc., as amended on January 1, 2012

10.34*	Officer Employment Agreement made and entered into effective August 1, 2001, by and among John W. Cooper and Bonefish Grill, Inc., as amended on January 1, 2012

10.35*	Assignment and Amendment and Restatement of Officer Employment Agreement made and entered into March 26, 2009 and effective as of February 5, 2008, by and among Jody Bilney and Outback Steakhouse of Florida, LLC and OSI Restaurant Partners, LLC, as amended on January 1, 2012

10.36*	Employment Agreement, as amended and restated as of December 31, 2009, by and between Elizabeth A. Smith and OSI Restaurant Partners, LLC, as amended on January 1, 2011 and February 2, 2012

10.37*	Officer Employment Agreement made and entered into August 16, 2010 and effective for all purposes as of August 16, 2010 by and among David A. Pace and OSI Restaurant Partners, LLC

10.38*	Amended and Restated Officer Employment Agreement, effective September 12, 2011, by and among David Berg, OS Management, Inc. and Outback Steakhouse International, L.P., as amended on January 1, 2012

10.39*	Form of Bloomin’ Brands, Inc. Indemnification Agreement by and between Bloomin’ Brands, Inc. and each member of its board of directors and each of its executive officers

10.40*	Option Agreement, dated November 16, 2009, by and between Kangaroo Holdings, Inc. and Elizabeth A. Smith, as amended December 31, 2009

10.41*	Option Agreement, dated July 1, 2011, by and between Kangaroo Holdings, Inc. and Elizabeth A. Smith

Exhibit Number	Description of Exhibits

10.42*	Form of Option Agreement for Options under the Kangaroo Holdings, Inc. 2007 Equity Incentive Plan

10.43*	Bloomin’ Brands, Inc. Executive Severance and Change in Control Plan

10.44*	Retention Bonus Agreement, dated November 2, 2009, between Kangaroo Holdings, Inc. and Elizabeth A. Smith

10.45*	Bonus Agreement, dated December 31, 2009, between Kangaroo Holdings, Inc. and Elizabeth A. Smith

10.46*	OSI Restaurant Partners, LLC HCE Deferred Compensation Plan effective October 1, 2007

10.47*	Split Dollar Agreement dated August 12, 2008, by and between OSI Restaurant Partners, LLC (formerly known as Outback Steakhouse, Inc.) and Dirk A. Montgomery, Trustee of the Dirk A. Montgomery Revocable Trust dated April 12, 2001

10.48*	Split Dollar Agreement dated August 12, 2008 and effective March 30, 2006, by and between OSI Restaurant Partners, LLC (formerly known as Outback Steakhouse, Inc.) and Joseph J. Kadow

10.49*	Split Dollar Agreement dated August 19, 2008 and effective August 2005, by and between OSI Restaurant Partners, LLC (formerly known as Outback Steakhouse, Inc.) and Richard Danker, Trustee of Robert D. Basham Irrevocable Trust Agreement of 1999 dated December 20, 1999

10.50*	Split Dollar Agreement dated December 18, 2008 and effective August 18, 2005, by and between OSI Restaurant Partners, LLC (formerly known as Outback Steakhouse, Inc.) and Shamrock PTC, LLC, Trustee of the Chris Sullivan 2008 Insurance Trust dated July 17, 2008 and William T. Sullivan, Trustee of the Chris Sullivan Non-exempt Irrevocable Trust dated January 5, 2000 and the Chris Sullivan Exempt Irrevocable Trust dated January 5, 2000

10.51*	Lease, dated June 14, 2007, between OS Southern, LLC and Selmon’s/Florida-I, Limited Partnership (predecessor to MVP LRS, LLC)

10.52*	Lease, dated June 14, 2007, between OS Southern, LLC and Selmon’s/Florida-I, Limited Partnership (predecessor to MVP LRS, LLC), as amended May 27, 2010

10.53*	Officer Employment Agreement, made and entered into effective May 7, 2012, by and among David Deno and OSI Restaurant Partners, LLC

10.54*	Management Agreement, dated June 14, 2007, by and among Kangaroo Management Company I, LLC, Kangaroo Holdings, Inc. and the subsidiaries of Kangaroo Holdings, Inc. set forth on the signature page thereto, as amended May 10, 2012

10.55*	Amendment to Bonus Agreements, dated May 10, 2012, by and between Elizabeth A. Smith and Bloomin’ Brands, Inc.

10.56*	Form of Stockholders Agreement among Bloomin’ Brands, Inc. and certain stockholders of Bloomin’ Brands, Inc.

21.1*	Subsidiaries of the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Ernst & Young Terco

23.3*	Consent of Baker & Hostetler LLP (included in the opinion to be filed as Exhibit 5.1 hereto)

24.1*	Power of Attorney

*	Previously filed
[1]	Portions of Exhibits 10.10 and 10.26 have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.